Exhibit (g)(14)

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

THE NORTHERN TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF April 11, 2006

FUND	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	PORTFOLIO
Fidelity Commonwealth Trust		Fidelity Mid-Cap Stock Fund
Fidelity Devonshire Trust		Fidelity Equity Income Fund
Fidelity Financial Trust		Fidelity Equity Income II Fund
Fidelity Hastings Street Trust		Fidelity Fund
Fidelity Investment Trust		Fidelity International Small Cap Opportunities Fund
Fidelity Investment Trust		Fidelity International Value Fund (1)
Variable Insurance Products Fund		Equity Income Portfolio
Variable Insurance Products Fund II		Disciplined Small Cap Portfolio

The addition of Fidelity Investment Trust: Fidelity International Value Fund effective as of May 14, 2006.

Each of the Investment companies Listed on
Appendix "A" on Behalf of each of their
Respective Portfolios

By: /s/John Costello

Name: John Costello

Title: Assistant Treasurer

The Northern Trust Company

By: /s/Michael J. Lies

Name: Michael J. Lies

Title: Vice President